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                                                                     Exhibit 4.9


                          REGISTRATION RIGHTS AGREEMENT


                  This Registration Rights Agreement (this "Agreement") is made and entered into as of the 29th day of March, 2001, by General Media, Inc., a Delaware corporation (the "Company"), in favor of each of the holders (each a "Preferred Holder" and, collectively, the "Preferred Holders") of shares of the Company's Class A Preferred Stock (the "Preferred Shares") listed on Schedule I hereto and any subsequent holders of Registrable Securities (as defined below) (each a "Holder" and, collectively, the "Holders"). Any party exercising any rights pursuant to this Agreement shall execute a counterpart signature page hereto and shall be bound to all of the terms and conditions of this Agreement.


                              W I T N E S S E T H:

                  WHEREAS, each Preferred Holder has received Preferred Shares from the Company in connection with the Company's exchange (the "Exchange") of its Series B 10-5/8% Notes due 2000 for its Series C 15% Notes due 2004 pursuant to the terms of the Company's Offer to Exchange and Consent Solicitation Statement and Consent and Letter of Transmittal, each dated February 16, 2001 (together, the "Offer Materials");

                  WHEREAS, the Preferred Shares are convertible into shares of the Company's Common Stock, par value $.01 per share ("Common Stock"); and

                  WHEREAS, to induce the Preferred Holders to participate in the Exchange, the Company desires to grant to each Preferred Holder and any subsequent Holder of Registrable Securities registration rights with respect to the shares of Common Stock issuable upon the conversion of the Preferred Shares received by such Holder in connection with the Exchange.

                  NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the parties hereto agree as follows:

         1. Incidental Registration. (a) If the Company at any time after the completion of the Company's initial public offering of Common Stock proposes to register any of its equity securities (as defined in the Securities Exchange Act of 1934) under the Securities Act of 1933 (the "Securities Act") (other than pursuant to a registration statement on Forms S-4 or S-8, or any successor forms), whether or not for sale for its own account, it will each such time give prompt written notice (at least 20 business days prior to the initial filing of a registration statement with the Securities and Exchange Commission (the "SEC")) to all Holders of Registrable Securities of its intention to do so and, upon the written request of any such Holder made within 20 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method of disposition thereof), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders thereof, to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, including, without limitation, by filing with the SEC, if necessary, a post-effective amendment or a supplement to the registration statement or the related prospectus or any document
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incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the registration statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such registration statement or by the Securities Act, any state securities or blue sky laws, or any rules and regulations thereunder, provided that:

                  (i) If the Company permits any person or persons (other than affiliates of the Company) to register their shares of Common Stock for sale in the initial public offering of the Company's Common Stock (whether or not the Company sells any shares in connection with such offering), then the Company shall promptly notify the Holders of Registrable Securities of such fact and the Holders of Registrable Securities shall have pro rata rights to include such Registrable Securities in such registration statement, on terms no less favorable than the most favorable rights granted to any other such person, subject to the provisions of this Section 1; and

                  (ii) if, at any time after giving written notice of its intention to register any securities and, prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each Holder of Registrable Securities and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses (as defined below) in connection therewith); and

                  (iii) if such registration shall be in connection with an underwritten public offering and the sole underwriter or the lead managing underwriter, as the case may be, shall advise the Company in writing (with a copy to each holder of Registrable Securities requesting registration) on or before the date 5 days prior to the date then scheduled for such offering that, in its opinion, the number of securities (including Registrable Securities) requested to be included in such registration exceeds the number of such securities which can be sold in such offering, the Company shall include in such registration the number (if any) of Registrable Securities so requested to be included which in the opinion of such underwriters can be sold and shall not include in such registration any securities (other than securities being sold by the Company, which shall have priority in being included in such registration) so requested to be included other than Registrable Securities unless all Registrable Securities requested to be so included are included therein and if in the opinion of the sole underwriter or the lead managing underwriter, as the case may be, some but not all of the Registrable Securities may be so included, all Holders of Registrable Securities requested to be included therein shall share pro rata in the number of shares of Registrable Securities included in such underwritten public offering on the basis of the number of Registrable Securities requested to be included therein; provided, however, that in the event the Company will not, by virtue of this paragraph, include in any such registration all of the Registrable Securities of any Holder requested to be included in such registration, such Holder may, upon written notice to the Company given within 3 days of the time such Holder first is notified of such matter, reduce the amount of Registrable Securities it desires to


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         have included in such registration, whereupon only the Registrable
         Securities, if any, it desires to have included will be so included and the Holders not so reducing shall be entitled to a corresponding increase in the amount of Registrable Securities to be included in such registration. In the case of a registration initially requested or demanded by a holder or holders of securities other than Registrable Securities, the Holders of the Registrable Securities requested to be included therein and the holders of such other securities shall share pro rata (based on the number of shares if the requested or demanded registration is to cover only Common Stock and, if not, based on the proposed offering price of the total number of securities included in such underwritten public offering requested to be included therein); and the Company shall so provide in any registration agreement hereinafter entered into with respect to any of its securities.

         (b) The term "Registrable Securities" shall mean the Common Stock issuable upon conversion of the Preferred Shares. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, or (B) they may be distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, so long as the Company makes available adequate public information in accordance with Rule 144(c) (or any successor provision), or (C) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force and counsel paid for by the Company and reasonably acceptable to the Holders shall have provided an advance written legal opinion satisfactory to the Holders to that effect, or (D) they shall have ceased to be outstanding.

         (c) The Company will pay all Registration Expenses in connection with each registration of Registrable Securities. The term "Registration Expenses" shall mean all expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration, listing, qualification and filing fees, all fees and expenses of complying with securities or blue sky laws, fees and other expenses associated with filings with the NASD (including, if required, the fees and expenses of any "qualified independent underwriter" and its counsel), all fees and expenses associated with preparing, printing, distributing, mailing and delivering any registration statement, prospectus, underwriting agreements, transmittal letters, securities sales agreements, securities certificates and other documents relating to the performance of and compliance with this Agreement, the fees and disbursements of counsel for the Company and of its independent public accountants, the fees and disbursements of one counsel retained by the Holders of Registrable Securities, the expenses of any special audits made by such accountants required by or incident to such performance and compliance, the expenses incurred in connection with making road show presentations and holding meetings with potential investors to facilitate the distribution and sale of Registrable Securities which are customarily borne by the issuer, but not including (a) fees and disbursements of more than one counsel retained by the Holders of Registrable Securities, or (b) such Holders' proportionate share of underwriting discounts and commissions.

         2. Registration Procedures. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act, the


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Company will promptly:

                  (a) prepare and file with the SEC a registration statement with respect to such securities, make all required filings with the NASD and use its best efforts to cause such registration statement to become effective;

                  (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement, but in no event for a period of more than six months after such registration statement becomes effective;

                  (c) furnish to counsel (if any) elected by Holders of a majority (by number of shares) of the Registrable Securities covered by such registration statement copies of all documents proposed to be filed with the SEC in connection with such registration, which documents will be subject to the review of such counsel;

                  (d) furnish to each Holder of Registrable Securities and to each underwriter, if any, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits, except that the Company shall not be obligated to furnish any Holder of the Registrable Securities covered by the registration statement with more than two copies of such exhibits), such number of copies of the prospectus included in such registration statement (including such preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, and such other documents, as such Holder of the Registrable Securities covered by the registration statement may reasonably request in order to facilitate the disposition of the securities owned by such Holder of the Registrable Securities covered by the registration statement;

                  (e) use its best efforts to register or qualify such securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller shall request, and do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to consent to general service of process in any such jurisdiction;

                  (f) furnish to each selling Holder a signed counterpart, addressed to the selling Holders, of

                  (i) opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the lead managing underwriter, if any, and to the Holders of a majority of the aggregate number of Registrable Securities being registered (the "Majority Holders")) addressed to the Holders of the Registrable Securities covered by the registration statement and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or


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         underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters, and

                  (ii) "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the Holders of the Registrable Securities covered by the registration statement, if permissible, and the underwriters, if any, which letters shall be customary in form and shall cover matters of the type customarily covered in "cold comfort" letters to underwriters in connection with primary underwritten offerings, in each case, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to changes subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letter delivered to the underwriters in underwritten public offerings of securities;

                  (g) notify each Holder of Registrable Securities promptly, and, if requested by such Holder, confirm such advice in writing,

                  (i) when a registration statement has become effective and when any post-effective amendments and supplements thereto become effective,

                  (ii) of the issuance by the SEC or any state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose,

                  (iii) if, between the effective date of a registration statement and the closing of any sale of securities covered thereby pursuant to any agreement to which the Company is a party, the representations and warranties of the Company contained in such agreement cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, and

                  (iv) of the happening of any event during the period a registration statement is effective as a result of which such registration statement or the related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                  (h) (i) within a reasonable time prior to the filing of any registration statement, any prospectus, any amendment to a registration statement or amendment or supplement to a prospectus, provide copies of such document to the Holders of Registrable Securities and to counsel to such Holders and to the underwriter or underwriters of an underwritten offering of Registrable Securities, if any; and

                  (ii) within a reasonable time prior to the filing of any document which is to be incorporated by reference into a registration statement or a prospectus, provide copies of such document to counsel for the Holders;


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                  (i)      otherwise use its best efforts to comply with all
applicable rules and regulations of the SEC, and make available to the Holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

                  (j) use its best efforts to list the Registrable Securities on the primary securities exchange on which the Common Stock is then listed, if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange, and to provide a transfer agent and registrar for such Registrable Securities not later than the effective date of such registration statement; and

                  (k) enter into customary agreements (including, in the case of an underwritten offering, underwriting agreements in customary form, and including provisions with respect to indemnification and contribution in customary form and consistent with the provisions relating to indemnification and contribution contained herein) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Registrable Securities and in connection therewith:

                  (i) make such representations and warranties to the Holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings;

                  (ii) to the extent requested and customary for the relevant transaction, enter into a securities sales agreement with the Holders and such representative of the selling Holders as the Majority Holders of the Registrable Securities covered by any registration statement shall select relating to the Registration and providing for, among other things, the appointment of such representative as agent for the selling Holders for the purpose of soliciting purchases of Registrable Securities, which agreement shall be customary in form, substance and scope and shall contain customary representations, warranties and covenants; and

                  (iii) deliver such customary documents and certificates as may be reasonably requested by the Majority Holders of the Registrable Securities being sold or by the managing underwriters, if any.


The above shall be done (i) at the effectiveness of such registration statement (and each post-effective amendment thereto) in connection with any registration, and (ii) at each closing under any underwriting or similar agreement as and to the extent required thereunder.

         The Company may require each Holder of Registrable Securities covered by a registration statement to furnish to the Company such information and undertakings regarding such Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing or as shall be required by law in connection therewith. Each such Holder agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.


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         By acquisition of Registrable Securities, each Holder of such
Registrable Securities shall be deemed to have agreed that upon receipt of any notice from the Company of the happening of any event of the kind described in
Section 2(g) hereof, such Holder will promptly discontinue such Holder's disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 2(g) hereof. If so directed by the Company, each Holder of Registrable Securities will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in Section 2(b) hereof shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of any Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 2(g) hereof.

         3. Indemnification.

                  (a)      Indemnification by the Company.

                  The Company agrees to indemnify and hold harmless each Person (as defined in Section 2 of the Securities Act) who participates as an underwriter, as well as each Holder, its officers, directors, employees and agents and each Person who controls such Holder within the meaning of either
Section 15 of the Securities Act or Section 20(a) of the Exchange Act (each such Holder, officer, director, employee, agent and Person who controls such Holder being sometimes hereinafter referred to as an "Indemnified Holder") as follows:

                  (i) from and against all losses, claims, damages, liabilities, judgments and expenses (including reasonable costs of investigation and legal expenses) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (ii) from and against any and all losses, liabilities, claims, damages, judgments and reasonable expenses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or of any other claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

                  (iii) from and against any and all reasonable expense whatsoever, as incurred (including fees and disbursements of counsel), incurred in investigating, preparing or defending against any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not such Holder is a party, or any claim whatsoever based upon any such untrue


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         statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under sub-paragraph (i) or (ii) above;


provided, however, that this indemnity agreement does not apply to any Holder with respect to any loss, liability, claim, damage, judgment or expense to the extent arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus, or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in any such case made in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in a registration statement (or any amendment thereto) or any prospectus (or any amendment or supplement thereto). This indemnity will be in addition to any liability which the Company may otherwise have.

                  (b)      Indemnification by Holder of Registrable Securities.

         Each selling Holder severally agrees to indemnify and hold harmless the Company, its directors and officers and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Holders, but only with respect to information relating to such Holders furnished in writing by such Holders expressly for use in any registration statement or prospectus, or any amendment or supplement thereto. In no event shall the liability of any Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

                  (c)      Conduct of Indemnification Proceedings.

         Each indemnified party or parties shall give reasonably prompt notice to each indemnifying party or parties of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party or parties shall not relieve it or them from any liability which it or they may have under this indemnity agreement, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. If the indemnifying party or parties so elects within a reasonable time after receipt of such notice, the indemnifying party or parties may assume the defense of such action or proceeding at such indemnifying party's or parties' expense with counsel chosen by the indemnifying party or parties and approved by the indemnified party defendant in such action or proceeding, which approval shall not be unreasonably withheld; provided, however, that, if such indemnified party or parties determine in good faith that a conflict of interest exists and that therefore it is advisable for such indemnified party or parties to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to it or them which are different from or in addition to those available to the indemnifying party, then the indemnifying party or parties shall not be entitled to assume such defense and the indemnified party or parties shall be entitled to separate counsel (limited in each jurisdiction to one counsel for all indemnified parties under this Agreement) at the indemnifying party's or parties' expense; provided further, however, that, if the Indemnified Holders determine in good faith upon advice of counsel that a conflict of interest exists between such Indemnified Holders and the underwriter(s) in the stock offering, or that there may be legal defenses with respect to the claim or claims for which indemnity is sought available to such Indemnified Holders which are


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different from or in addition to those available to such underwriter(s), then the Indemnified Holders shall be entitled to separate counsel from that representing such underwriter(s) (limited in each jurisdiction to one counsel for all Indemnified Holders under this Agreement) at the indemnifying party's or parties' expense. If an indemnifying party or parties is not so entitled to assume the defense of such action or does not assume such defense, after having received the notice referred to in the first sentence of this paragraph, the indemnifying party or parties will pay the reasonable fees and expenses of counsel for the indemnified party or parties (limited in each jurisdiction to one counsel for all indemnified parties under this Agreement). No indemnifying party or parties will be liable for any settlement effected without the written consent of such indemnifying party or parties, which consent shall not be unreasonably withheld. If an indemnifying party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this paragraph, such indemnifying party or parties shall not, except as otherwise provided in this subsection (c), be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action or proceeding.

                  (d)      Contribution.

         If the indemnification provided for in this Section 3 is unavailable to an indemnified party under Section 3(a) or Section 3(b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Indemnified Holder on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Indemnified Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Indemnified Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the final paragraph of Section 3(a), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

         The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 3(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 3(d), an Indemnified Holder shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such Indemnified Holder or its affiliated Indemnified Holders and distributed to the public were offered to the public exceeds the amount of any damages which such Indemnified Holder, or its affiliated Indemnified Holder, has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.


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         For purposes of this Section, each Person, if any, who controls a
Holder or an underwriter within the meaning of Section 15 of the Securities Act (and their respective partners, directors, officers and employees) shall have the same rights to contribution as such Holder or underwriter.

         4. (a) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day delivery with a reputable courier service, telex, or telecopies, initially to the address set forth below, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 4(a):

                  (i)      if to the Company:

                                General Media, Inc.
                                11 Penn Plaza, 12th Floor
                                New York, New York 10001
                                Telecopier: 212-702-6262
                                Attention: President and Chief Operating Officer

                           Copy to:

                                Robert L. Kohl, Esq.
                                Rosenman & Colin LLP
                                575 Madison Avenue
                                New York, New York 10022
                                Telecopier: 212-940-8776

                  (ii)     if to the Holders:


At the most recent address set forth in the Company's share register.

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; two business days after being deposited in the mail, postage prepaid, if mailed; one business day after being accepted for delivery, if by next-day courier service; when answered back, if telexed; and when receipt is acknowledged, if telecopied.

                  (b) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Registrable Securities.

                  (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of a majority of the Holders.

                  (d) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.


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                  (e) Recapitalizations, Exchanges, etc., Affecting Registrable
Securities. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Registrable Securities, to any and all securities or capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of such Registrable Securities, by reason of any dividend, split, issuance, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise.

                  (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to its conflicts of law provisions.

                  (h) Severability. In the event that any one or more of the provisions contained herein, or the application hereof in any circumstance is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provisions in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                  (i) Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform in any material respect any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction.

                  (j) No Inconsistent Agreements. The Company is not party to any agreement which conflicts with the provisions of this Agreement or which grants registration or similar rights, nor has the Company committed itself to enter into any such agreement, except for the registration rights which have been granted heretofore pursuant to that certain Warrant Agreement dated as of December 21, 1993 between the Company and IBJ Schroder Bank & Trust Company, as warrant agent. The rights granted to the Holders hereunder do not conflict in any way with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements.

                  (k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of this agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, concerning the registration rights granted by the Company pursuant to this Agreement.

                  [Remainder of page intentionally left blank]


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
                  IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of the date first written above.


                                             GENERAL MEDIA, INC.



                                             By:_______________________________
                                                Name:
                                                Title:


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
                               GENERAL MEDIA, INC.

                          REGISTRATION RIGHTS AGREEMENT

                           Counterpart Signature Page


         Reference is hereby made to the Registration Rights Agreement dated as of March 29, 2001 (the "Agreement") by General Media, Inc. (the "Company") in favor of those several Preferred Holders listed on Schedule I to the Agreement and subsequent Holders of Registrable Securities (each as defined in the Agreement). By execution of this Counterpart Signature Page to the Agreement, the undersigned hereby: (a) acknowledges receipt of a copy of the Agreement and
(b) agrees to be bound by and obtain the benefit of the rights and restrictions of the Agreement.

         IN WITNESS WHEREOF, this Counterpart Signature Page has been executed as of the ______ day of _________, ____.


                                          HOLDER OF REGISTRABLE SECURITIES



                                          ______________________________________
                                          Printed Name:


                                       13